UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2008
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Amendment No. 2 to Amended and Restated Bylaws

Item 5.02. Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2008, The Meridian Resource Corporation (the “Company”) filed Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2007 (the “Form 10-K/A”) with the Securities and Exchange Commission. As reported in the Form 10-K/A, at a meeting held on April 29, 2008, the Board of Directors of the Company elected Mr. Paul Ching to serve as Chairman of the Board. Mr. Joseph A. Reeves, Jr., who previously held both that position and the position of Chief Executive Officer, remains the Chief Executive Officer of the Company.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the events described in Item 5.02 above, at the meeting held on April 29, 2008, the Board of Directors approved and adopted an amendment to the Company’s Bylaws. As amended, Article IV, Section 5 of the Bylaws provides that the chairman of the board shall not simultaneously hold the position of chief executive officer. Before the amendment, the Bylaws provided that the chairman of the board shall be the chief executive officer of the Company. The full text of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 3.1	Amendment No. 2 to Amended and Restated Bylaws of The Meridian Resource Corporation, adopted April 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation
(Registrant)

By:	/s/ Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President
and Chief Accounting Officer
Date: May 2, 2008